                                            Exhibit 99.1
Ark Restaurants Announces Financial Results for the Second Quarter of 2026

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - May 11, 2026 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the second quarter ended March 28, 2026.
"The current quarter net loss attributable to Ark Restaurants Corp. was $(1,808,000) or $(0.50) per basic and diluted share compared to a net loss of $(9,258,000) or $(2.57) per basic and diluted share in the prior year comparable quarter. Additionally, earnings before interest, taxes, depreciation and amortization ("EBITDA"), as adjusted, of $(592,000) for the current quarter increased approximately $100,000 as compared to EBITDA, as adjusted, of $(691,000) in the prior year comparable quarter," said Michael Weinstein, Chairman and Chief Executive Officer. "As stated in prior quarters, our business, both catered events and a la carte, at the Bryant Park Grill and the Bryant Park Café continued to suffer due in large part to the uncertainty of our lease situation which has created confusion in the marketplace as many visitors and residents were led to believe that the restaurant was closed. Robert in NYC continues to perform better than last year. The D.C. market continues to be a difficult environment for us and most restaurants, but we remain committed to this location. Our operations at the New York-New York Hotel and Casino in Las Vegas continue to show increased cash flow despite lower customer traffic on the Las Vegas Strip and our Florida revenues continue to be challenged by the economic climate. Further, our balance sheet remains strong, supporting future growth."
Financial Results
As of March 28, 2026, the Company had cash and cash equivalents of $11,487,000 and total outstanding debt of $7,553,000.
Total revenues for the 13 weeks ended March 28, 2026 were $36,584,000 versus $39,725,000 for the 13 weeks ended March 29, 2025 as same-store sales declined 7.6%.
Total revenues for the 26 weeks ended March 28, 2026 were $77,333,000 versus $84,714,000 for the 26 weeks ended March 29, 2025. The 26 weeks ended March 29, 2025 includes revenues of $974,000 related to the Tampa Food Court which was closed on December 19, 2024. Excluding revenues related to the Tampa Food Court, revenues for the 26 weeks ended March 29, 2025 were $83,740,000. Excluding revenues related to the Tampa Food Court, Company-wide same store sales declined 7.5% for the 26 weeks ended March 28, 2026, as compared to the same period of the prior year.
The Company's EBITDA, as adjusted, for the 13 weeks ended March 28, 2026 was $(592,000) versus $(691,000) for the 13 weeks ended March 29, 2025 and excludes a goodwill impairment charge in the amount of $3,440,000 for the 13 weeks ended March 29, 2025, and the other items as set out in the table at the end of this news release. Net loss attributable to Ark Restaurants Corp. for the 13 weeks ended March 28, 2026, was $(1,808,000) or $(0.50) per basic and diluted share compared to a net loss, which includes a full valuation allowance related to our deferred tax assets in the amount of $4,799,000, of $(9,258,000) or $(2.57) per basic and diluted share for the 13 weeks ended March 29, 2025.
The Company's EBITDA, as adjusted, for the 26 weeks ended March 28, 2026 was $939,000 versus $688,000 for the 26 weeks ended March 29, 2025 and excludes: (i) a gain on the closure of the Tampa Food Court, net of non-controlling interests, in the amount of $3,365,000 for the 26 weeks ended March 29, 2025, (ii) a goodwill impairment charge in the amount of $3,440,000 for the 26 weeks ended March 29, 2025, and (iii) the other items as set out in the table below. Net loss attributable to Ark Restaurants Corp. for the 26 weeks ended March 28, 2026, was $(912,000) or $(0.25) per basic and diluted share compared to a net loss, which includes a full valuation allowance related to our deferred tax assets in the amount of $4,799,000, of $(6,094,000) or $(1.69) per basic and diluted share for the 26 weeks ended March 29, 2025.

EBITDA is a Non-GAAP Financial Measure; accordingly, please see the table attached to this news release for the details of the adjustments made in arriving at EBITDA, as adjusted, for each period presented and "Non-GAAP Financial Information" at the end of this news release.
Other Matters
Bryant Park Grill, Bryant Park Café and The Porch at Bryant Park Leases
The Company’s lease agreements for the Bryant Park Grill, the Bryant Park Café and The Porch at Bryant Park expired in April 2025 and March 2025, respectively. In response to requests for proposals issued by the landlord in 2023, the Company submitted bids for new long-term agreements. In the second quarter of 2025, the landlord publicly announced the selection of a new operator for both locations; however, as of the date of this press release, the required approvals from the City of New York Department of Parks & Recreation and the New York Public Library have not been obtained, and no new lease has become effective.
The Company has initiated legal proceedings in the New York State Supreme Court (the "Court") challenging the lease award process and asserting its contractual rights, including its right of first lease for the Bryant Park Café. The litigation remains ongoing, with discovery continuing and motions pending, including a motion for summary judgment filed by the landlord. The motion and cross-motion for summary judgment have been scheduled for oral argument before the Court on June 16, 2026 . In addition, the Court has scheduled a pre-trial conference for September 22, 2026. As of the date of this filing, we continue to make court ordered use and occupancy payments while we operate the above properties and intend to do so until we are either awarded the lease extensions or ordered to vacate the premises.
Management is unable to predict the outcome of the litigation at this time. The Bryant Park Grill, the Bryant Park Café and The Porch at Bryant Park represented a significant portion of the Company’s revenues, accounting for approximately 13.3% and 15.0% of total revenue for the 26 weeks ended March 28, 2026 and March 29, 2025, respectively. The ongoing uncertainty related to this dispute has had, and is expected to continue to have, a material adverse effect on the Company’s business, financial condition, and results of operations while the matter remains unresolved and if the Company is ultimately unable to retain these locations on favorable terms, or at all.
Historically, the Company has made rent payments related to the Bryant Park Grill and the Bryant Park Café based on prior year sales as required in the relevant agreements. As a result of the decline in sales due to the above litigation, such payments were in excess of the contractual minimums and were recorded as prepaid rent as they were expected to be applied against future lease obligations or otherwise recovered. However, based on the status of ongoing legal proceedings, and in consultation with external legal counsel, management determined during the current period that the prepaid rent balance is not probable of recovery. As a result, during the 13 weeks ended March 28, 2026, the Company recorded a charge of $566,000 to write off the amount of prepaid rent, which is included in occupancy expenses in the accompanying consolidated condensed statements of operations. Were the Company to prevail in its litigation, it is possible these amounts could be recovered.
Investment in and Receivable From New Meadowlands Racetrack LLC ("NMR")
NMR has been actively pursuing a full casino license (including slots and table games like blackjack and roulette) to supplement its existing horse racing and sports betting operations. Any gaming license in the State of New Jersey outside of Atlantic City, including at the Meadowlands Racetrack, requires ratification of an amendment to the State of New Jersey constitution, followed by issuance of a license by the New Jersey Casino Control Commission. In January 2026, the New Jersey Senate Government, Wagering, Tourism & Historic Preservation Committee proposed a constitutional amendment to allow the legislature to authorize casino gambling at both the Monmouth Park and Meadowlands Racetracks. Such amendment will require a three-fifths vote in both legislative chambers followed by a voter referendum in a general election before becoming law. To date, no vote on this amendment has been scheduled by the state legislature; however, the deadline for submission of proposed amendments to the State of New Jersey Constitution to be voted upon at the November 2026 general election is August 3, 2026. If this were to happen and the voting results were favorable, NMR could possibly open a temporary facility in early 2027 and a permanent one by 2028.
The Company evaluated its investment in NMR for impairment and concluded that its fair value exceeds the carrying value. Accordingly, the Company did not record any impairments during the 13 and 26 weeks ended

March 28, 2026 and March 29, 2025. Any future changes in the carrying value of our investment in NMR will be reflected in earnings.
The Company’s investment in NMR is subject to a high degree of uncertainty. Any potential future expansion of gaming operations at the Meadowlands, including the approval of casino gaming, would require legislative action, voter approval and regulatory approvals, none of which are within the Company’s control and none of which can be assured. The realization of any potential benefit from this investment is dependent on factors that are inherently uncertain and may not occur within a predictable timeframe, if at all. In addition, NMR may require significant additional capital in connection with any future development efforts, including funding for potential referendum-related activities. To the extent the Company does not participate in such funding, or if NMR raises capital from third parties, the Company’s ownership interest may be diluted.
If the contemplated expansion of gaming operations is not approved or is delayed, the value of the investment will continue to be based solely on NMR’s existing operations, which may not support the current carrying value of the investment. In such circumstances, the Company may be required to evaluate the investment for impairment, and any resulting charge could be material.
The Company does not rely on NMR to fund its operations, meet its liquidity needs or drive its near-term financial performance.
Conference Call and Webcast Information
Ark Restaurants will host a conference call on May 12, 2026 at 11:00 a.m. Eastern Time to review these results and discuss other topics.
The dial-in numbers to participate in the conference call are the following:
Toll-Free: 1-877-407-4018
Toll/International: 1-201-689-8471
A participant webcast of the call will be available by copying and pasting the following Call meTM URL into your browser:
https://callme.viavid.com/viavid/?callme=true&passcode=13760585&h=true&info=company&r=true&B=6

Participants can use the Guest dial-in numbers noted above and be answered by an operator OR click the Call meTM link for instant telephone access to the event. Please note the Call meTM link will be made active 15 minutes prior to scheduled start time.

A live listen-only webcast of the call will be available by copying and pasting the following URL into your browser:
https://viavid.webcasts.com/starthere.jsp?ei=1762849&tp_key=d42b70a555

A replay will be available approximately three hours following the call by dialing toll-free 1-844-512-2921 (Toll/International: 1-412-317-6671) using Access ID 13760585. The replay will be available until Tuesday, May 19, 2026, 11:59 p.m. Eastern Time.

About Ark Restaurants Corp.
Ark Restaurants owns and operates 16 restaurants and bars, 12 fast food concepts and catering operations primarily in New York City, Florida, Washington, DC, Las Vegas, Nevada and the gulf coast of Alabama. Three restaurants are located in New York City, one is located in Washington, DC, five are located in Las Vegas, Nevada, one is located in Atlantic City, New Jersey, four are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant in the Tropicana Hotel and Casino. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach, JB’s on the Beach in Deerfield Beach, Blue Moon Fish Company in Lauderdale-by-the-Sea and the operation of six fast food facilities in Hollywood at the Hard Rock Hotel and Casino operated by the Seminole Indian Tribe. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such statements include, but are not limited to, statements about the Company’s future financial or operating performance, statements about Bryant Park Grill and the Bryant Café and The Porch at Bryant Park, including the Company’s plan to operate the restaurants until the Company is either awarded the lease extensions or ordered to vacate the premises and the Company’s expectation of pursuing all available options to protect the Company’s interests, statements about the Company’s ability to realize the benefits expected from its investment in New Meadowlands Racetrack LLC, and any indication that the Company may be able to sustain or increase its sales, earnings or earnings per share, or its sales, earnings or earnings per share growth rates. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the adverse impact of the current political climate and current and future economic conditions, including inflation, on our: (a) operating results, cash flows and financial condition; (b) ability to comply with the terms and covenants of our debt agreements; (c) ability to pay or refinance our existing debt or to obtain additional financing; and (d) projected cash flows used in assessing assets for impairment, (ii) our ability to open new restaurants in new and existing markets, including difficulty in finding sites and in negotiating acceptable leases, (iii) vulnerability to changes in consumer preferences and economic conditions, (iv) our ability to extend existing leases on favorable terms, if at all, (v) our ability to renew expired leases on favorable terms, if at all, including for Bryant Park Grill and the Bryant Park Café which expired on April 30, 2025 and for The Porch at Bryant Park which expired on March 31, 2025, (vi) our ability to realize the expected benefits associated with our investment in the New Meadowlands Racetrack LLC, if at all, and (vii) other risks and uncertainties set forth in the sections entitled “Special Note Regarding Forward-Looking Statements” in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based. Forward-looking statements are also subject to the risks and other issues described below under “Non-GAAP Financial Information,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release.
Non-GAAP Financial Information
This news release includes non-generally accepted accounting principles ("GAAP") performance measures. Although EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance, as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, as it may not necessarily be comparable to similarly titled measures employed by other companies.

ARK RESTAURANTS CORP.
Consolidated Condensed Statements of Operations
For the 13- and 26-week periods ended March 28, 2026 and March 29, 2025
(In Thousands, Except per share amounts)

	13 Weeks Ended March 28, 2026	13 Weeks Ended March 29, 2025	26 Weeks Ended March 28, 2026	26 Weeks Ended March 29, 2025

TOTAL REVENUES	$36,584	$39,725	$77,333	$84,714
COSTS AND EXPENSES:
Food and beverage cost of sales	10,398	11,484	21,061	23,591
Payroll expenses	13,647	14,415	27,856	30,823
Occupancy expenses	6,170	5,536	11,849	11,684
Other operating costs and expenses	5,076	5,584	10,393	11,384
General and administrative expenses	2,368	3,322	5,544	6,470
Depreciation and amortization	582	701	1,193	1,479
(Gain) loss on closure of El Rio Grande	—	(140)	—	5
Gain on termination of Tampa Food Court lease	—	—	—	(5,235)
Goodwill impairment	—	3,440	—	3,440
Total costs and expenses	38,241	44,342	77,896	83,641
OPERATING INCOME (LOSS)	(1,657)	(4,617)	(563)	1,073
OTHER (INCOME) EXPENSE:
Interest expense, net	49	93	111	204
Gain on sale of condominium	(7)	—	(135)	—
Total other (income) expense, net	42	93	(24)	204
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(1,699)	(4,710)	(539)	869
Provision (benefit) for income taxes	(6)	4,434	52	4,938
CONSOLIDATED NET LOSS	(1,693)	(9,144)	(591)	(4,069)
Net income attributable to non-controlling interests	(115)	(114)	(321)	(2,025)
NET LOSS ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$(1,808)	$(9,258)	$(912)	$(6,094)

NET LOSS ATTRIBUTABLE TO ARK RESTAURANTS CORP. PER COMMON SHARE:
Basic	$(0.50)	$(2.57)	$(0.25)	$(1.69)
Diluted	$(0.50)	$(2.57)	$(0.25)	$(1.69)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,606	3,605	3,606	3,604
Diluted	3,606	3,605	3,606	3,604

EBITDA Reconciliation:
Income (loss) before provision (benefit) for income taxes	$(1,699)	$(4,710)	$(539)	$869
Depreciation and amortization	582	701	1,193	1,479
Interest expense, net	49	93	111	204
EBITDA	$(1,068)	$(3,916)	$765	$2,552
EBITDA, adjusted:
EBITDA	$(1,068)	$(3,916)	$765	$2,552
Non-cash stock option activity	32	39	64	81
Write-off of prepaid rent	566	—	566	—
(Gain) loss on closure of El Rio Grande	—	(140)	—	5
Gain on termination of Tampa Food Court lease, net of non- controlling interests	—	—	—	(3,365)
Goodwill impairment	—	3,440	—	3,440
Gain on sale of condominium	(7)	—	(135)	—
Net income attributable to non-controlling interests	(115)	(114)	(321)	(2,025)
EBITDA, as adjusted	$(592)	$(691)	$939	$688